Title Page -1
Hi, I’m Tony Callini, Senior Vice President Finance at Avid. In this presentation I want to share our financial guidance for 2016 for both the full year and the first quarter. Throughout 2016, we will update full year guidance as appropriate and provide specific financial guidance for the upcoming quarter. Although, it’s inherently difficult to evaluate the progress of a transformation based on quarterly results, we recognize the difficulty for public investors and analysts and so we’ll now start providing quarterly guidance beginning in Q1.
But, before we get into the presentation, let me first remind you of some cautionary points.
Page 2 - Cautionary Language - legal to update
The information provided in this presentation includes forward-looking statements that involve risks and uncertainties, including, among other things, our anticipated financial performance during 2016 which are based on certain assumptions regarding key factors and trends, including, for example, market growth rates and cost inflation rates. Other forward-looking statements in this presentation include statements ; about future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development; expectations regarding our customers’ adoption of subscription-based products; our liquidity and ability to raise capital; and the anticipated benefits of the Orad acquisition. The guidance for 2016 is inherently uncertain and subject to numerous risks and uncertainties.  Our actual future results of operations and cash flows could differ materially from those discussed in this presentation. For a discussion of some of the key risks and uncertainties associated with these forward-looking statements, please see the “Forward Looking Statements” section of our press release issued today as well as the risk factors described in the filings made by Avid with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Page 3- Financial Guidance Model - Agenda
In this presentation, I’ll review 2016 guidance and how it compares to recent actual results and talk about some of the planning assumptions that went into this year’s plan. I’ll also go a level deeper on each of revenue, expenses and cash flow to provide visibility into how we think about each of these metrics.
Page 4 2016 At a Glance
As we talked about in our Q4 2015 earnings call …. 2016 will be a year focused on capitalizing on efficiency gains to achieve a leaner, more directed cost structure and driving platform-enabled growth. As a reminder, the key financial metrics that we believe best demonstrate our progress are bookings, Adjusted EBITDA and Adjusted Free Cash Flow. Also, as we get closer to the end of the pre-2011 revenue run-off, we’d further include non-gaap revenue as one of the key metrics.
In 2016, we’ll continue to make strategic investments in those areas that we think will drive the most value and growth for us, even as we execute on our efficiency programs, which are designed to take $68 million of costs out of the organization.
Please refer to the appendix for the complete list of financial guidance for both full year and the first quarter of 2016.

Page 5: Financial Trending (1 of 2):
Let me now put our full year 2016 guidance in historical perspective.
We look at bookings on both an as reported and constant currency basis. In both instances, the high end of our range for 2016 is about flat with 2015. It’s important to remember that in 2015, we signed a record 10 year deal with Sinclair Broadcast Group that provides a challenging comp for 2016. As we continue to turn on growth engines that are enabled by the platform, we’re able to make up much of the gap to the strong 2015 bookings results. I’ll also be touching on some market factors in a moment that helps us think about bookings growth.
The non-gaap revenue guidance of $500 to $525 million compares to $506 million in 2015 and $530 million in 2014. As you know, we continue to work through the pre-2011 revenue run-off from the accounting restatement. To help put the non-gaap revenue results in context, there is $33 million less revenue in 2016 from pre-2011 amortization. Further, if you combine the headwinds from 2015 and 2014, there is $67 million less pre-2011 revenue this year than there was in 2014. In a moment, I’ll take you through one way to model revenue for 2016.
We expect Adjusted EBITDA to be between $60 and $75 million, which is a 9 to36% increase over the $55 million of adjusted EBITDA in 2015. Again, the pre-2011 revenue amortization provides a material headwind for us each year as that revenue is 100% margin. So again, to help put this in context, we are expect to increase Adjusted EBITDA by $5 to $20 million, even while absorbing a $33 million adjusted EBITDA reduction from pre-2011 revenue.
Page 6: Financial Trending (2 of 2):
Non-GAAP Operating expenses are expected to decrease by 4-8% as compared to 2015. I’ll walk you through a detailed expense bridge later in the presentation, but a factor in the 2015 to 2016 expense bridge is a full year of Orad in the 2016 results. As a reminder, we closed the Orad acquisition at the very end of June 2015, so there were effectively only two quarters of expenses in our 2015 results. The other key feature this year is the execution of the planned operational efficiency program. While we expect $68 million of annualized savings by the end of 2016, we estimate that $40-$45 million of those will be reflected in our full year 2016 results. I’ll also talk about how we expect those savings to roll in over the course of 2016.
Non-GAAP gross margin is expected to be between 59.5% and 60.5% in 2016. This is down a bit as compared to 2015 reflecting the roll-off of $33 million of 100% margin pre-2011 revenue as well as growth in our alliance business, which has an inherently lower gross margin due to the nature of the revenue sharing arrangements with our Alliance partners.
Adjusted free cash flow is expected to be between $2 million and $12 million, which represents a $37 million to $47 million improvement from 2015. I’ll spend more time on the cash flow model shortly, but the primary bridging items between 2015 and 2016 relate to lower costs, an improved bookings mix toward more immediate cash generating transactions and the roll in of prior year recurring revenue bookings that are now cash converting.

Page 7 - Planning Assumptions and Considerations - Intro slide

I’ll now talk in a bit more detail about some of the key assumptions and planning considerations that went into our 2016 financial plan.
Page 8 - Planning Foundation
First, there are some external and market based factors that go into our annual planning. 2015 was a slower year for media technology spending as reflected in the results of many others in our industry. In fact, a leading media tech research firm, estimated that broadcast spend decreased over 4% in 2015 but expect a rebound to over 3% in 2016. We’ve included an assumption for market based growth in 2016.
As you’ve seen, over the year, we have been negatively impacted by a stronger dollar. Going into 2016, we’ve assumed a slightly weaker dollar and we’ve maintained that exchange rate level through the rest of the year. We’ll be monitoring currency closely and while we have some natural hedges with costs denominated in foreign currencies, we could have some exposure if the dollar strengthens.
As it relates to general media tech trends, we expect a continued shift to more IP based solutions, which plays right into our strengths. Conversely, we anticipate that those market participants that have a heavy hardware bias will continue to struggle as more customers look for software oriented solutions, specifically around workflow and asset management.
Those market conditions help inform how we think about our own bookings growth. We overlay those market factors with our own internal areas of focus, which Louis discussed in more depth during his fourth quarter business update.
We’ll continue to focus on platform adoption which helps to inform future cross sales and upselling. To help drive those cross and up sales and expand our share of our customers wallet, we’re focused on optimizing the Orad solutions, launching new products and services and developing an Alliance partner program to attach new 3rd party products and applications to the platform. We also expect to drive more productivity out of our newly reworked reseller network. Finally, we’ll be working to expand our customer ecosystem by accessing other vendor’s customer bases with our complementary, but non-competitive product offerings.
Moving to some of the key planning assumptions and factors, we’ll have $33 million less of pre-2011 revenue this year as it continues to amortize. As a reminder, this will be our last full year of material pre-2011 revenue. As disclosed in our Q4 press release schedules, we expect to have $269 million of revenue roll in from backlog at the end of 2015. That is, there is $269 million of revenue that we have already booked that is scheduled to be reflected as revenue in our income statement in 2016. Of that, about $25 million relates to pre-2011, but the remainder is revenue from bookings sold after 2010.
On the cost side, we’ve modeled in typical inflation of about 3%. We’ve also assumed no incremental spending on restatement related activities. As I mentioned earlier, although all of the actions related to the $68 million efficiency program will be completed by the end of the year, we expect $40-$45 million of those efficiencies to be reflected in this year’s results, with the rest being reflected fully in 2017.
Page 9 - Revenue Modeling
Let me now shift over to a deeper dive into our guidance assumptions starting with non-gaap revenue.
Page 10 - Revenue Model
Last year, we shared a video presentation on how to think about our revenue model. We understand that the impact of the restatement can make it challenging to model revenue. We’ve updated that model for this year’s guidance, but I would suggest reviewing that presentation which is still available on our investor relations website. The flowchart on this slide summarizes how bookings convert to revenue. At a high level, in any period a new booking could convert directly into revenue, be reflected as deferred revenue or become non-deferred revenue backlog since we have not yet billed or received the cash. That deferred revenue or non-deferred revenue backlog would then convert to revenue once the earnings process is complete.
Page 11 - Revenue Backlog
We provide revenue backlog as one of our standard disclosures. Revenue backlog includes all bookings that have not yet been converted into revenue. We also disclose how we expect that backlog to roll into revenue over time and you can see here that of the total backlog, we expect $269 million to be reflected in 2016 revenue with the rest converting in the years after.
Page 12 - Revenue Conversion Model
If we then recall the same revenue model that we provided last year and update it with inputs from our disclosed revenue backlog and 2016 guidance, you can see how these inputs can convert to 2016 non-gaap revenue. At its simplest level, there are two components of revenue in a given year: the roll in of revenue backlog and the conversion of current year bookings. Given the mix and timing of 2016 anticipated bookings, we expect between roughly 46 and 48% of this year’s bookings to also be reported as revenue in 2016. This compares with a conversion rate of 53% in 2014 and 38% in 2015. As a reminder, we had guided to a revenue conversion rate of 46-47% in 2015 in our video presentation. The accelerated shift to recurring revenue and the record 10 year Sinclair contract helped to drive the 2015 conversion rate lower than we had originally anticipated. While we continue to expect the recurring revenue transition to continue, our 2016 guidance does not assume a similar Sinclair sized transaction and we expect the conversion rate to be closer to what we expected going into 2015.
Page 13 - Cost and Expense Modeling
Given the significant amount of cost work that we are executing on this year, I thought it would also be helpful to provide some bridging considerations and some more guidance on how the cost savings are expected to roll in.
Page 14 - Platform Drives 2016 Efficiency Program
We’ve talked a lot about our $68 million efficiency gain program already, but I’d like to share some insight on how the maturity of the platform allows us to be more efficient as an organization. The power of a platform based on a shared service model is that it allows more innovation at lower cost - adding both our applications as well as apps from others to our customer’s ecosystem - quickly and efficiently.
We’re also in the final phases of the organizational alignment and facility rationalization program and we’ll be seeing the benefits in an increasing amount through the year.
As I mentioned earlier, we expect about $40 to $45 million of the total $68 million of savings to be reflected in our 2016 results with the remainder to be in our exit 2016 run rate. We anticipate that it will cost us about $25 million of cash costs to fully execute on the program. Most of that will be incurred and spent in 2016, but there will be a tail into the first half of 2017 of certain of these one-time expenses.
Finally, for modeling purposes, we estimate that about 75% of the cost savings will be in operating expenses with the remainder reflected in costs of sales.
Page 15 - 2016 Efficiency Gains

Going a level deeper on the efficiency program, we’ve broken both the total program savings of $68 million and the anticipated 2016 impact into categories. You’ll see that about two thirds are personnel related with the remainder spread among other spend categories.
In the chart at the bottom, we have provided some high level information on the timing of the cost savings. The percentages provided reflect how much of the total $68 million of annualized savings we expect to realize in a given quarter. You’ll see, naturally, that the realization increases over the course of the year until Q1 2017 where we expect to realize the full benefit of the efficiency gains.
Page 16 - Non-GAAP Operating Expense Bridging Considerations
Finally, we’ve provided some bridging considerations from 2015 non-gaap operating costs to 2016. One might reasonably wonder, why the change from year to year is not closer to the $40 to $45 million of savings that we expect to realize from the cost program. It’s important to remember that we will have a full year of Orad operating expenses as compared to the half year of expenses in 2015. We also anticipate between $5 and $8 million of inflation related headwinds primarily attributable to annual merit increases and typical contractual CPI related increases in vendor contracts. When you take those two headwinds and about 75% of the expected 2016 impact of the cost program which represents our estimate of how much of the 2016 operational efficiencies impact will be reflected in operating expenses as opposed to cost of sales, you can more clearly bridge to the non-gaap operating expense guidance of $250 to $262 million. It should be noted that, of course, there are other bridging items like changes in depreciation, investments in strategic initiatives and the full year roll in of savings executed on during 2015, but these items largely offset.
Page 17 - Cash Flow Modeling
The last area that I’ll provide a deeper dive on is Adjusted Free Cash Flow. As you can see in our guidance, we expect a material improvement in Adjusted Free Cash flow generation from a use of $35 million in 2015 to generation of $2 to $12 million in 2016.
Page 18 - Key 2016 Cash Flow Drivers
We’ve highlighted some of the key cash flow driver considerations for 2016 with the most impactful being the execution of the efficiency programs, which include the full year cash savings from what we executed on last year as well as the 2016 impact of executing this year’s operational efficiencies program, which will also generation cash improvements.
Influencing collection expectations are the planned launch of new products in 2016 that is expected to more materially convert to cash in the 2nd half of the year. We also will get the benefit of the 2nd and 3rd years of recurring revenue transactions that we booked over the past few years as well as expectations around an improved product mix that will cash convert more quickly. If you remember back to the revenue model, last year we had about 38% of our bookings convert to revenue and this year we expect between 46 and 48% of bookings to convert to revenue. Now, while revenue conversion does not necessarily mean cash conversion, there is a directional correlation that can be made specifically as it relates to the component of backlog that doesn’t relate to deferred revenue, e.g. product or services that hasn’t been delivered or converted to cash yet.
We will also have some headwinds this year as it relates to increased debt service costs between interest and term loan amortization. And while we expect improved product mix, we also do anticipate a continue shift to recurring revenue which has a short term tempering impact on cash, partially offset by the roll-in of transactions to be delivered in the period from backlog Of course, we will have to fund our key 2016 strategic initiatives like the digital strategy and the efficiency program itself.

Page 19 - Full Year Cash Modeling
As a way to think about 2016 cash flow, we’ve offered some similar modeling tools to how we presented revenue and expenses.
We’ve tried to present a view on where we see our cash flow breakeven point, that is how much in cash collections we need in a given period to break even from a cash flow perspective. We have tried to anchor this slide against numbers you may have seen in our GAAP financials or in tables related to reconciling our non-GAAP results to their nearest Non-GAAP measure.
On the cash collections side; in 2016, collections will come from one of three sources: (1) Accounts receivable at the beginning of the year, (2) non-deferred revenue backlog related to product that were delivered or services that we’ve rendered which are then invoiced during the year and (3) 2016 bookings invoiced during the year. If you apply a conversion rate to each of these categories, you’ll get a reasonable estimate to what collections could be in 2016. On the disbursement side, using the guidance provided already for 2016, you get a good estimate of what cash expenses could be. This also assumes no material working capital change, excluding the amortization of pre-2011 deferred revenue.
Page 20 - Q1 Cash Modeling
We provided the same inputs and assumptions for Q1 2016, which are tied to the financial guidance we provided. We’ve attempted to address normal seasonal working capital requirements. Over and above that, we anticipate buying up to an additional $10 million of inventory in Q1 related to new products that will be release and delivered to customers later in the year as well.
Page 21: Conclusion
This concludes our presentation. We hope you have found this helpful. Thank you